                                                                   EXHIBIT 10.65

                        HOME PROPERTIES OF NEW YORK, INC.
                               AMENDMENT NO. THREE
                                     TO THE
                             2000 STOCK BENEFIT PLAN

     This  Amendment  No. Three to the 2000 Stock  Benefit Plan (the "Plan") was
duly  adopted by the Board of  Directors of Home  Properties  of New York,  Inc.
effective as of May 6, 2003.

1.   Defined Terms.  All  capitalized  terms used herein but not defined in this
     Amendment shall have the meaning given them in the Plan.

2.   Amendment to the Plan.

     The  following shall be added as paragraph (e) to Section 6.2 of the Plan:

     "(e) Change of Control. Notwithstanding anything to the contrary herein, in the event of a  Participant's  termination  of employment in  circumstances described  in the  Retention  Plan (as defined in Section 7.1 of this Plan)
     under  which  benefits  would be paid to the  Participant  pursuant  to the
     Retention  Plan,  any  restrictions  applicable to any shares of Restricted
     Stock outstanding as of the date of termination  granted to the Participant under the Plan shall lapse and such shares of Restricted Stock shall become free of all  restrictions and limitations and shall become fully vested and transferable."

3.   Miscellaneous.  As modified by this  Amendment  No.  Three,  the Plan shall remain in full force and effect.